Exhibit 5.1

OPINION OF GRAY REED & MCGRAW LLP

February 7, 2020

SWK Holdings Corporation

14755 Preston Road, Suite 105

Dallas, Texas 75254

Ladies and Gentlemen:

We have acted as counsel to SWK Holdings Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended (the “Act”), of the proposed sale, from time to time, by the selling stockholders referenced therein of 9,093,766 shares of common stock, $0.001 par value (the “Common Stock”), and up to 100,000 shares of Common Stock (the “Warrant Shares”) issuable by the Company upon the exercise of an outstanding warrant (the “Warrant”) referenced therein. The Common Stock and the Warrant Shares may be sold from time to time by the selling stockholders as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (the “Prospectus Supplements”).

In connection with this opinion letter, we have reviewed and are familiar with the Company’s Certificate of Incorporation and bylaws and such other records and agreements of the Company, certificates or public officials, certificates of officers or other representatives of the Company, and other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to various facts material to this opinion letter, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, set forth in certificates delivered to us, without independently verifying the accuracy of the information contained therein.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the sale of the Common Stock and the Warrant Shares, the Registration Statement will have been declared effective under the Act, that the registration will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Common Stock or the Warrant Shares.

Based upon the foregoing and subject to the assumptions stated herein, it is our opinion that:

1.	The shares of Common Stock are validly issued, fully paid and non-assessable.

2.	The Warrant Shares have been duly authorized by all necessary corporate action of the Company, and when issued upon exercise of the Warrant in accordance with its terms, the Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions herein are also subject to the following exceptions, limitations and qualifications:

A.	The opinions expressed herein are limited to the corporate laws of the State of Delaware, including the applicable provisions of the Delaware Constitution, all applicable statutory provisions and any reported judicial decisions interpreting those laws, and we assume no responsibility as to the applicability or the effect of any other laws or regulations.

B.	This opinion letter is limited to the matters expressly stated, and no opinion other than upon the matters so expressly stated is implied or may be inferred.

This opinion letter is delivered to the Company solely for use in connection with the Registration Statement and may not be used or relied upon for any other purpose.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and Prospectus and, provided that the conditions set forth in this opinion letter are satisfied, any amendments or supplements thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder.

Respectfully submitted,

GRAY REED & MCGRAW LLP

By:	/s/ David R. Earhart
David R. Earhart, Partner